Exhibit 10.1

EXECUTION VERSION

Second Amendment to Loan and Security Agreement

July 23, 2024

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

    de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:	U.S. Bank Trust Company, National Association, as Collateral Agent and

Collateral Administrator

Portman Ridge Finance Corporation, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of December 18, 2019 (as amended by the First Amendment, dated as of April 29, 2022, the “Agreement”), among Great Lakes Portman Ridge Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), Portman Ridge Finance Corporation, as portfolio manager (the “Portfolio Manager”), JPMorgan Chase Bank, National Association, as lender (in such capacity, the “Lender”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”) and U.S. Bank National Association, as securities intermediary (in such capacity, the “ Securities Intermediary”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A) The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes the changed pages of the conformed copy of the Agreement.

(B) The effectiveness of this Second Amendment shall be subject to receipt by the Administrative Agent of an opinion of counsel for the Company with respect to the enforceability of this Second Amendment in form and substance reasonably satisfactory to the Administrative Agent.

(C) Except as expressly set forth in the immediately preceding paragraph, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this Second Amendment shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent’s or any Lender’s exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(D) THIS SECOND AMENDMENT REQUEST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(E) This Second Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(F) The individual executing this Second Amendment on behalf of the Company hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company and has the authority to make the certifications set forth in the following clause (ii) and (ii) as of the date hereof (a) no Market Value Event has occurred and no Event of Default has occurred and is continuing,

(b) the Borrowing Base Test is satisfied and (c) all of the representations and warranties contained in Article VI of the Agreement and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

(G) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Amendment and makes no representation with respect thereto. In entering into this Second Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to acknowledge and agree this Second Amendment.

Very truly yours,

GREAT LAKES PORTMAN RIDGE FUNDING LLC, as Company

By:	Portman Ridge Finance Corporation, its sole member

By:	/s/ Edward Goldthorpe
Name Edward Goldthorpe
Title: President and Chief Executive Officer

Portman Ridge Funding LLC

Second Amendment

The Administrative Agent and the Lender agree to the modifications of the Agreement set forth in this Second Amendment above upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

Portman Ridge Funding LLC

Second Amendment

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this Second Amendment above:

PORTMAN RIDGE FINANCE CORPORATION, as Portfolio Manager

By:	/s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: President and Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Jon C. Warn
Name: Jon C. Warn
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

By:	/s/ Jon C. Warn
Name: Jon C. Warn
Title: Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

By:	/s/ Jon C. Warn
Name: Jon C. Warn
Title: Senior Vice President

Portman Ridge Funding LLC

Second Amendment

EXHIBIT A

CHANGED PAGES OF CONFORMED LOAN AND SECURITY AGREEMENT

Execution Copy

Conformed through the ~~First~~Second Amendment to Loan and Security Agreement dated as of ~~April 29~~July 23, ~~2022~~2024

LOAN AND SECURITY AGREEMENT

dated as of

December 18, 2019

among

GREAT LAKES PORTMAN RIDGE FUNDING LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

PORTMAN RIDGE FINANCE CORPORATION,

as Portfolio Manager

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	Moody’s Industry Classifications
Schedule 7	Second Amendment Participations
Schedule 8	Partial Deferrable Obligations

Exhibits

Exhibit A	Form of Request for Advance

LOAN AND SECURITY AGREEMENT dated as of December 18, 2019 (this “Agreement”) among GREAT LAKES PORTMAN RIDGE FUNDING LLC, as borrower (the “Company”); PORTMAN RIDGE FINANCE CORPORATION (the “Portfolio Manager”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein. The Company intends to enter into a Loan Sale and Contribution Agreement, dated as of the Effective Date (the “Parent Sale Agreement”), between the Company and the Parent (in such capacity, the “Initial Seller”) pursuant to which the Company will acquire the Parent Initial Portfolio Investments (including through the acquisition by the Company of Participation Interests) and other Portfolio Investments (including by way of contribution) from the Initial Seller.

Furthermore, the Company will enter into (i) a master participation agreement, dated as of the Effective Date (the “OHA Master Participation Agreement”), between the Company and OHA Investment Corporation Sub, LLC (“OHA”), pursuant to which the Company shall acquire the OHA Initial Portfolio Investments from OHA on the Effective Date through acquisition by the Company of Participation Interests and (ii) a master participation agreement, to be dated on or prior to the date that is 15 Business Days following the Effective Date (the “KCAP Master Participation Agreement” and, together with the Parent Sale Agreement and the OHA Master Participation Agreement, the “Sale Agreements”), between the Company and Great Lakes KCAP Funding I, LLC (“KCAP”), pursuant to which the Company shall acquire the Post-Effective Date Initial Portfolio Investments from KCAP through acquisition by the Company of Participation Interests.

Furthermore, the Company intends to enter into (i) the Second Amendment MPA pursuant to which the Company shall acquire Second Amendment Participations set forth on Schedule 7 (as such schedule may be modified as agreed to by the Company and the Administrative Agent in their respective sole discretion) from the Second Amendment MPA Seller and (ii) the Bridge Advance MPA pursuant to which the Company shall acquire Bridge Advance Collateral Obligation via participation from the Bridge Advance MPA Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) have agreed to make advances to the Company (“ Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Securities Account Control Agreement, dated as of December 18, 2019, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (d) of Section 3.02.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.02.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” or any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the ~~Borrower~~Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S.

component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

(Mod) Advance	<	AR
Net Asset Value

Where:

AR = ~~55~~60.0%.

“Bridge Advance” means the proceeds drawn on the Scheduled Financing Commitment Increase Date used to purchase the Bridge Advance Portfolio Investment, in an amount not to exceed the Bridge Commitment.

“Bridge Advance Funding Conditions” means (i) satisfaction of the conditions set forth in Section 2.04 and Section 2.05, (ii) the Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Bridge Advance MPA Seller covering such matters with respect to the Bridge MPA as the Administrative Agent shall reasonably request, (iii) on or before the Scheduled Financing Commitment Increase Date, participation of the Bridge Advance Portfolio Investment pursuant to the Bridge Advance MPA at the time of the Bridge Advance to the Company and (without duplication) Delivery of the Bridge Advance Portfolio

Investment to the Collateral Agent and (iv) on or before the Scheduled Financing Commitment Increase Date, the Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Bridge Advance MPA has been executed and is in full force and effect.

“Bridge Advance Due Date” means the date that is seven calendar days after the Scheduled Financing Commitment Increase Date.

“Bridge Advance MPA” means the Master Participation Agreement, substantially in the same form as the KCAP Master Participation Agreement and otherwise in form and substance satisfactory to the Administrative Agent, dated on or before the Second Amendment Effective Date, between the Company and the Parent (the “Bridge Advance MPA Seller”) pursuant to which the Company shall acquire the Bridge Portfolio Investment via Participation Interest from the Bridge Advance MPA Seller.

“Bridge Advance MPA Seller” has the meaning set forth in the definition of “Bridge Advance MPA”.

“Bridge Advance Participation” means the Participation Interest in the Bridge Advance Portfolio Investment purchased by the Company from the Bridge Advance MPA Seller on the Second Amendment Effective Date.

“Bridge Advance Portfolio Investment” means $18,250,000 principal amount of the Class B-R Notes due November 20, 2029 and issued by Portman Ridge Funding 2018-2 LLC.

“Bridge Commitment” means $18,250,000.

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located.

“Calculation Period” means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the fifth calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in April 2020.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

“Designated Email Notification Address” means ~~Ted.Gilpin~~Treasury@bcpartners.com; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“EBITDA” means, with respect to any Portfolio Investment, “EBITDA” (or the equivalent term) as defined in the Underlying Instruments with respect to such Portfolio Investment (or, if not so defined, as determined by the Administrative Agent in its commercially reasonable judgment, with any such determination to be applied on a consistent basis with respect to any applicable Portfolio Investment).

“Effective Date” has the meaning set forth in Section 2.04.

“Effective Date Initial Portfolio Investments” means the Parent Initial Portfolio Investments and the OHA Initial Portfolio Investments, collectively.

“Effective Date Letter” means the letter agreement, dated as of the date hereof, by and between the Company and the Administrative Agent.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Assignee” means at the time of any relevant assignment pursuant to Section 10.06, (i) an Affiliate of the related assignor, (ii) a bank, (iii) an insurance company or (iv) any Person, other than, solely in the case of this clause (iv) and without limitation to clauses (i) through (iii), (a) any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Company or the Portfolio Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Eligible Investments” has the meaning set forth in Section 4.01.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule.

“First Amendment Effective Date” means April 29, 2022.

“First Amendment Effective Date Letter” means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as contractual surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include (a) a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement, (b) any obligation of such Person to fund any Portfolio Investment constituting a Delayed Funding Term Loan, (c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, or (d) indebtedness of the ~~Borrower~~Company on account of the sale by the ~~Borrower~~Company of the first out tranche of any Portfolio Investment that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the ~~Borrower~~Company and (ii) would not represent a claim against the ~~Borrower~~Company in a bankruptcy, insolvency or liquidation proceeding of the ~~Borrower~~Company, in each case in excess of the amount sold or purportedly sold.

“Indemnified Person” has the meaning specified in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): (a) JPMorgan Securities, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Société Générale Securities Services, Morgan Stanley Smith Barney LLC, Bank of America Merrill Lynch, BNP Paribas Securities Corp, Barclays Capital Inc., ~~Credit Suisse Securities (UA) LLC,~~ UBS Financial Services Inc., Wells Fargo Clearing Services, LLC, Jefferies LLC or RBC Capital Markets LLC or (b) any banking or securities Affiliate of any Person specified in clause (a), but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment, except as set forth in Section 1.03(b)(1)) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that ~~(x)~~ any Participation Interest granted to the Company ~~on the Effective Date~~ pursuant to the ~~Parent Sale Agreement or the OHA Master Participation Agreement~~Second Amendment MPA that has not been elevated to an absolute assignment on or prior to the ~~45th~~60th calendar day following the ~~Effective~~Second Amendment Participation Acquisition Date (or, if the Company (or the Portfolio Manager on its behalf) has used commercially reasonable efforts to effect such elevation within such ~~45~~60 calendar day period and has been unable to do so, the 90th calendar day following the ~~Effective Date) and (y) any Participation Interest granted to the Company pursuant to the KCAP Master Participation Agreement that has not been elevated to an absolute assignment on or prior to the 50th calendar day following the Effective Date (or, if the Company (or the Portfolio Manager on its behalf) has used commercially reasonable efforts to effect such elevation within such 50 calendar day period and has been unable to do so, the 90th calendar day following the Effective~~Second Amendment Participation Acquisition Date), in each case, shall constitute an Ineligible Investment until the date on which such elevation has occurred.

“Information” means (i) the Loan Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Initial Seller” has the meaning set forth in the introductory section of this Agreement.

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“KCAP Master Participation Agreement” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

“ Lien” means any security interest, lien, charge, pledge, preference or encumbrance of any kind, in each case, securing the payment of obligations, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Debt Security” means, as of any date of determination, a Debt Security that has had traded volume through TRACE of at least $5,000,000 during the thirty day period immediately preceding such date.

“Liquid Portfolio Investment” means, as of any date of determination, (i) a Loan that has at least two bids available through LoanX/Markit Group Limited or (ii) a Liquid Debt Security.

“ Loan “ means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement or other similar credit agreement.

“Loan Assignment Agreement” has the meaning set forth in Section 8.01(a).

“Loan Documents” means this Agreement, each Sale Agreement, the Account Control Agreement, the Effective Date Letter, the First Amendment Effective Date Letter, the Second Amendment Effective Date Letter, the Second Amendment MPA, the Bridge Advance MPA and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, in each case executed or delivered by the Company or any Affiliate thereof with or in favor of the with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions the Net Advances are less than the product of (a) Net Asset Value and (b) the Market Value Cure Level; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied immediately after such contribution.

In connection with any Market Value Cure under clause (i) above, (x) a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within ~~ten~~fifteen (~~10~~15 ) Business Days after the related Trade Date and, in the case of any other Portfolio Investment, within three (3) Business Days after the related Trade Date and the Company (or the Portfolio Manager on its behalf) shall use its commercially reasonable efforts to effect any such assignment within such time period and (y) the Administrative Agent shall use commercially reasonable efforts to reply to a request to approve the applicable Portfolio Investment for contribution within one (1) Business Day of the request by the Company (or the Portfolio Manager on its behalf) for such approval.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

“Market Value Cure Level” has the meaning set forth in the Transaction Schedule.

“Market Value Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter (provided that the Administrative Agent shall have the right in its sole discretion to extend such deadline in writing (including via email)) .

“Market Value Event” means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, ~~ten~~fifteen (~~10~~15 ) Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after the related Trade Date thereof.

“Market Value Trigger” has the meaning set forth in the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, any Seller or the Portfolio Manager, (b) the ability of the Company, any Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents, the Securities Intermediary or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (other than a waiver of the application of the Adjusted Applicable Margin), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment (other than a waiver of the application of the Adjusted Applicable Margin), or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company; provided that in connection with the Bridge Advance, the Maturity Date of the Bridge Advance under clause (1) above shall be the Bridge Advance Due Date.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment which is unsecured, subordinated debt of the obligor.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below plus ~~80~~70% of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request; provided that the aggregate principal amount of the Bridge Advance shall not be included in such amount:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$)
Effective Date	January 8, 2020		$13,200,000
January 9, 2020	June 18, 2020		$72,500,000
June 19, 2020	September 5, 2024		$92,000,000
~~June 19~~September 6, ~~2020~~2024	Last day of the Reinvestment Period	$	~~92,000,000~~140,000,000

“MV Cure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Duff & Phelps, LLC, (iv) Hilco Capital, (v) Alvarez & Marsal, (vi) Murray Devine and (vii) Houlihan Lokey; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by thirty (30) days’ prior written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled).

“Net Asset Value” means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment, other than, for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan of (x) the Market Value of such Portfolio Investment (both owned and in respect of which there is an outstanding Purchase Commitment that has traded but has not settled) multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (including, in each case, cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within ~~ten~~fifteen (~~10~~15 ) Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within 3 Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes. For the avoidance of doubt, if the trade date for the sale of a Portfolio Investment has occurred, but the related settlement date has not occurred, then Net Asset Value of such Portfolio Investment shall be calculated in accordance with this definition as if such Portfolio Investment remains owned by the Company until the applicable settlement date.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate principal balance of all Portfolio Investments acquired by the Company prior to such date minus (b) the aggregate principal balance of all Portfolio Investments repurchased by the Parent or an Affiliate thereof prior to such date.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earlier of (i) April 29, ~~2024~~2025 and (ii) the Non-Call Termination Date.

“Non-Call Termination Date” means any date (i) during the Reinvestment Period on which (x) the Company (or the Portfolio Manager on its behalf) has submitted at least ten (10) Notices of Acquisition (including all related information required to be delivered in connection therewith pursuant to Section 1.02) to the Administrative Agent in the immediately preceding twelve month period relating to

“Parent Sale Agreement” has the meaning set forth in the introductory section of this Agreement.

“Participant Register” has the meaning specified in Section 10.06(d).

“Participation Interest” means a participation interest in a Loan.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds ~~or~~, Principal Proceeds ~~(~~or proceeds from Advances (in each case, at the discretion of the Company) to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition (a) in the case of Interest Proceeds, only to the extent of available Excess Interest Proceeds and, (b) in the case of Principal Proceeds, only after the last day of the Ramp-Up Period and prior to the last day of the Reinvestment Period and (c) in case of proceeds from Advances, only prior to the last day of the Reinvestment Period, and, in each case, only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days’ prior (or, at the request of the Company, such shorter period, including the same day, as agreed by the Administrative Agent in writing (including via email) in its sole discretion) written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) not more than ~~four~~twelve (12) Permitted Distributions are made in any single Calculation Period and (vi) the Company and (solely as it relates to the amount of Excess Interest Proceeds, the calculations underlying clauses (ii) and (iii) above and whether an event specified in clause (i) above would occur after giving effect to such Permitted Distribution) the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right of the Company to make a Permitted Tax Distribution.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Portfolio Investment, the Lien in favor of the Company herein and Liens permitted under the underlying instruments related to such Portfolio Investment, (g) as to any agented Portfolio Investment, Liens in favor of the agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing and (i) as to any loan underlying a Participation Interest, Liens that will be released simultaneously with the execution and delivery of the applicable Sale Agreement, Bridge Advance MPA or Second Amendment MPA pursuant to which such Participation ~~Agreement~~Interest is acquired by the Company.

“Permitted Tax Distribution” means distributions to the Parent (from the Collection Account or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and, after the last day of the Ramp- Up Period and prior to the last day of the Reinvestment Period, Principal Proceeds and so long as (i) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Tax Distribution), (ii) the Company gives at least two (2) Business Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted Tax Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any 365 calendar day period shall not exceed U.S.$1,500,000 and (iv) the Company and (solely as it relates to the amount of Excess Interest Proceeds and the calculations underlying clauses (B)(i) and (B)(iii) above) the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Tax Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Investment Material Event” means (i) any default in respect of a Portfolio Investment as a result of (A) a failure to make any payment of principal or interest due thereunder, (B) a breach of any financial covenant applicable thereto, (C) a bankruptcy or insolvency event thereunder, (D) a failure to perfect or maintain the perfection of any security interest or lien granted thereunder with respect to a material portion of the collateral thereunder or (E) a change of control event thereunder; (ii) any acceleration of indebtedness under a Portfolio Investment in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement or other instrument) or (iii) any other event or circumstance with respect to a Portfolio Investment that is (in the determination of the Company or the Portfolio Manager in their respective sole discretion) material.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Possessory Collateral” has the meaning set forth in the definition of the term “Deliver”.

“Post-Effective Date Initial Portfolio Investments” means the Portfolio Investments listed in Part C of Schedule 5.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Purchase” means each acquisition of a Portfolio Investment hereunder (other than by Substitution), including, for the avoidance of doubt, by way of a Participation Interest in the case of Second Amendment Participations, a Participation Interest in the case of Initial Portfolio Investments or contribution by the Parent to the Company pursuant to the Parent Sale Agreement.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, June 18, 2020.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i)  ~~April~~August 29, ~~2025~~2026, (ii) the date on which a Market Value Event occurs (unless waived by the Administrative Agent in its sole discretion) and (iii) the date on which an Event of Default occurs; provided that, in the case of this clause (iii), with the written consent of the Required Lenders and the Administrative Agent (which consent may be granted or withheld in their respective sole discretion), at the request of the Portfolio Manager, the Reinvestment Period may be reinstated if such Event of Default is waived or is cured prior to any declaration of the Secured Obligations as due and payable pursuant to Article VII as a result of such Event of Default.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any officer of such Person customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Sale Agreements” has the meaning set forth in the introductory section of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“ Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Scheduled Financing Commitment Increase” means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$85,000,000 to occur on the Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Date” means September 1, 2024, or such other date as mutually agreed to by the Company and the Administrative Agent in their respective sole discretion.

“Scheduled Financing Commitment Increase Conditions” means, with respect to the Scheduled Financing Commitment Increase:

(i) certification (which may be by email) by the Portfolio Manager that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:

(1) no Market Value Event has occurred;

(2) no Event of Default or Default has occurred and is continuing;

(3) the Reinvestment Period has not otherwise ended;

(4) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(ii) the Company shall have paid to the Administrative Agent the fee payable in accordance with the Second Amendment Effective Date Letter pursuant to Section 4.03(e); and

(iii) the Administrative Agent confirms that the conditions set forth in clause (i)(1) through (i)(4) above are satisfied on and as of the Scheduled Financing Commitment Increase Date.

“Second Amendment Effective Date” means July 23, 2024.

“Second Amendment Effective Date Letter” means the letter agreement, dated as of the Second Amendment Effective Date, by and between the Company and the Administrative Agent.

“Second Amendment MPA” means the Master Participation Agreement, substantially in the same form as the KCAP Master Participation Agreement and otherwise in form and substance satisfactory to the Administrative Agent, dated as of the Second Amendment Participation Acquisition Date, between the Company and Portman Ridge Funding 2018-2 Ltd. (the “Second Amendment MPA Seller”) pursuant to which the Company shall acquire the Second Amendment Participations via Participation Interest from the Second Amendment MPA Seller; provided that the Company shall not enter into the Second Amendment MPA unless the Administrative Agent (or its counsel) shall concurrently have received one or more reasonably satisfactory written opinions of counsel for the Company and the Second Amendment MPA Seller covering such matters with respect to the Second Amendment MPA as the Administrative Agent shall reasonably request.

“Second Amendment MPA Seller” has the meaning set forth in the definition of “Second Amendment MPA”.

“Second Amendment Participations” means, collectively, Participation Interests in the obligations set forth on Schedule 7 hereto (as such schedule (or any part thereof) may be modified as agreed to by the Company and the Administrative Agent in their respective sole discretions without the requirement of an amendment to this Agreement) purchased by the Company on the Second Amendment Participation Acquisition Date.

“Second Amendment Participation Acquisition Date” means September 6, 2024, or such other date as mutually agreed to by the Borrower and the Administrative Agent in their respective sole discretion.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Seller” means each of the Initial Seller, OHA and KCAP and “Sellers” means the Initial Seller, OHA and KCAP, collectively.

“Senior Secured Loan” means any Loan or Debt Security, that (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans or Debt Securities, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans or Debt Securities) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan or Debt Security (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan or Debt Security plus the aggregate outstanding

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On the Effective Date, the Company will acquire (i) the Parent Initial Portfolio Investments from the Initial Seller pursuant to the Parent Sale Agreement and (ii) the OHA Initial Portfolio Investments from OHA, in each case, subject to the terms and conditions specified in this Agreement. Not later than 15 Business Days following the Effective Date, the Company will acquire the Post-Effective Date Initial Portfolio Investments from KCAP pursuant to the KCAP Master Participation Agreement, subject to the terms and conditions set forth herein. On the Scheduled Financing Commitment Increase Date, the Company will acquire Bridge Advance Portfolio Investment via participation from the Bridge Advance MPA Seller pursuant to the Bridge Advance MPA. On the Second Amendment Participation Acquisition Date, the Company may acquire one or more Second Amendment Participations from the Second Amendment MPA Seller pursuant to the Second Amendment MPA. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment, except as set forth in Section 1.03(b)(1) below) be made by it or for its account (a “Purchase Commitment”), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a “Notice of Acquisition”). No Notice of Acquisition shall be required to be delivered in respect of any Initial Portfolio Investment except as set forth in Section 1.03(b)(1) below, and the execution of the applicable Sale Agreement shall constitute the “Purchase Commitment” in respect thereof.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request to the extent such information is reasonably available to the Portfolio Manager.

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent except as set forth in Section 1.03(b)(1) below) and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition.

(d) The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03. Conditions to Purchases and Substitutions.

(a) No Purchase Commitment, Purchase or Substitution shall be entered into or made unless each of the following conditions is satisfied as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date” or, in the case of a Substitution, the date on which the Company consummates a Substitution (the “Substitution Date”):

(1) the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2) with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is ~~ten~~fifteen (~~10~~15) Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in writing (including via email) in its sole discretion) after such Trade Date;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing (unless, in the case of a Default, such Default would be cured by such asset purchase and no other Default or Event of Default has occurred and is continuing (in each case, as determined by the Administrative Agent in its commercially reasonable judgment)), and the Reinvestment Period has not otherwise ended; and

(4) immediately after giving pro forma effect to the Purchase of such Portfolio Investment and the related Advance, the Borrowing Base Test is satisfied or, if the Borrowing Base Test was not satisfied immediately prior to such Purchase, the Borrowing Base Test will be improved by such Purchase.

(b) In addition to the conditions to such Purchase Commitment and Purchase set forth in clause (a) above, the Company shall not enter into the KCAP Master Participation Agreement or Purchase the Post-Effective Date Initial Portfolio Investments unless each of the following conditions is satisfied (or waived by the Administrative Agent (including via email) in its sole discretion) as of the date on which the KCAP Master Participation Agreement is entered into:

(1) either (A) the KCAP Master Participation Agreement is entered into and the purchase price is paid thereunder on or prior to 5:00 p.m. New York City time on the date that is fifteen (15) Business Days following the Effective Date or (B) a Notice of Acquisition has been submitted with respect to the Post-Effective Date Initial Portfolio Investments in accordance with Section 1.02;

Investments sold to the Initial Seller by the Company, exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale.

SECTION 1.07. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date. For purposes of all calculations relating to the Borrowing Base Test, any Market Value Trigger Event, the Net Asset Value, the Collateral Principal Amount and related terms hereunder, (x) during the period commencing on the Second Amended and Restated Effective Date and ending on (and including) the earlier of (1) the Bridge Advance Due Date and (2) the date the Bridge Advance is repaid in full, the Bridge Advance Portfolio Investment, the Bridge Commitment and the Bridge Advance shall be disregarded.

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in U.S. dollars, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment. The Financing Commitments shall terminate on the earliest of

(a)	the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, or (iii) in connection with any Bridge Advance, the satisfaction or waiver of the Bridge Advance Funding Conditions, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder (i) to purchase the Portfolio Investments identified in the related Notice of Acquisition ~~or~~, (ii) to make advances to the obligor of Delayed Funding Term Loans in accordance with the Underlying Instruments relating thereto or (iii) to make Permitted Distributions; provided that, if the proceeds of an Advance are deposited in the Collection Account as provided in Section 3.01 prior to or on the expected Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related expected Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager, the Collateral Agent shall apply such proceeds on such date as provided in Section 4.05. The

(7) immediately after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Borrowing Base Test is satisfied;

(y) the aggregate principal balance of Advances then outstanding will not exceed the aggregate limit for Advances set forth in the Transaction Schedule; and

(z) in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$~~2,000,000~~1,000,000 ; provided that the amount of the initial Advance on the Effective Date shall be not less than U.S.$13,200,000.

In addition, it shall be a condition precedent to the funding of the Advance to be made to acquire the OHA Initial Portfolio Investments that the Administrative Agent (or its counsel) receives verbal confirmation from an officer of the Parent or from outside counsel representing the Parent in connection with such transaction that (i) the merger transaction pursuant to which OHA will becomes a direct, wholly-owned subsidiary of the Parent has been pre-approved by each applicable Governmental Authority having jurisdiction over such transaction and (ii) the related articles of merger have been filed with the requisite Governmental Authority.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager (on behalf of the Company) shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Commitment Increase Option.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment to up to $215,000,000 (in the aggregate), subject to satisfaction (or waiver by the Administrative Agent in writing (including via email) in its sole discretion) of the following conditions precedent:

(a) the Administrative Agent approve such Commitment Increase Request in writing (including via email) in its sole discretion;

(b) no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c) the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) no commitment reduction, not including the Bridge Commitment, shall have occurred pursuant to Section 4.07(a) in connection with the occurrence of a Non-Call Termination Date prior to the Commitment Increase Date;

(f) the Company shall have paid to the Administrative Agent on the Commitment Increase Date, for the account of each Lender, an upfront fee in an aggregate amount specified in the Effective Date Letter;

(g) any Commitment Increase Request shall be in an amount not less than (x) in the case of the first Commitment Increase Request, $25,000,000 and (y) in the case of any subsequent Commitment Increase Request, the lesser of (A) $75,000,000 and (B) the remaining maximum Financing Commitment;

(h) as of the date of the Commitment Increase Request, the aggregate outstanding principal amount of the Advances is at least equal to the Minimum Funding Amount; and

(i) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(d) and (f)(ii) on the Effective Date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Collection Account; provided that the Company hereby directs the Lenders to pay proceeds of the Advance to be made on the Effective Date and proceeds of the Advance made in connection with the acquisition of the Post-Effective Date Initial Portfolio Investments (to the extent that such Advance is made under this Agreement upon satisfaction of the conditions thereto), in each case, in the amounts specified in the Effective Date Letter, in accordance with the instructions set forth in the Effective Date Letter. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances.

Payment of the proceeds of Advances by the Lenders in accordance with the instructions set forth in the Effective Date Letter as provided in the immediately preceding paragraph will constitute the making of the applicable Advances (or portions thereof, as applicable) to the Company for all purposes and all obligations of the Lenders to make such Advance shall be satisfied thereby.

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances and Bridge Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the Benchmark for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and Bridge Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin; provided further that, solely for purposes of this Section 3.01(b), if the aggregate amount of outstanding continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions and/or Permitted Tax Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Collection Account. To the extent Principal Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager ..

All Principal Proceeds shall be retained in the Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) to make Permitted Distributions and/or Permitted Tax Distributions in accordance with this Agreement or (iii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments~~.~~; provided that, if a date is the Maturity Date solely in respect of the Bridge Advance, the Company shall pay the unpaid principal amount of the Bridge Advance in cash (together with accrued interest thereon and all fees applicable thereto) to the Administrative Agent for the account of each Lender on such date, and shall not make any other payments pursuant to the Priority of Payments on such date.

(b) Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period.

(c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments only to the extent required pursuant to Section 4.07) in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) in connection with a Market Value Cure or (C) on any Business Day without regard to clauses (A) and (B); provided that the Company may not prepay Advances more than three times during any Calculation Period pursuant to this clause (C) without the written consent (including via email) of the Administrative Agent (which may be granted or withheld in its sole discretion). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$~~2,000,000~~1,000,000 (or, if less, the aggregate outstanding amount thereof). Prepayments shall be accompanied by accrued and unpaid interest.

(ii) At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the Benchmark for the related Calculation Period.

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) in accordance with the Priority of Payments which shall accrue at ~~0.75%~~the per annum rate specified in the Second Amendment Effective Date Letter (or, during the Ramp-Up Period, the per annum rate specified in the Effective Date Letter) on the average daily unused amount of the Financing Commitment of such Lender during the applicable period (excluding any portion of such unused amount with respect to which interest is being paid pursuant to Section 3.01(b)) during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued and unpaid Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Administrative Agent on the date of this Agreement, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount set forth in the Effective Date Letter. The Company agrees to pay the Administrative Agent on the First Amendment Effective Date, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount set forth in the First Amendment Effective Date Letter. The Company agrees to pay the Administrative Agent, for the account of each Lender, an upfront fee in the amount set forth in and in accordance with the Second Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest (but no premium).

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Account in the following order of priority (the “Priority of Payments”); provided that Additional Distribution Dates shall be designated by the Administrative Agent in accordance with Section 4.06 below and there shall only be one Additional Distribution Date per calendar month unless otherwise agreed by the Collateral Agent in its sole discretion in a written notice (including via email) to the Administrative Agent and the Portfolio Manager upon the request of the Administrative Agent:

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement, up to a maximum amount under this clause (a) of U.S.$~~75,000~~100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b) to pay accrued and unpaid interest due and payable hereunder in respect of the Advances, any accrued and unpaid Commitment Fees payable to the Lenders and any amounts payable to any Lender or the Administrative Agent pursuant to Section 3.01(e) or (f) or Section 3.03 (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a) (i) Subject to the requirements of this Section 4.07(a), the Company shall be entitled at its option on any Business Day after the Non-Call Period, to either (x) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premiums (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce in part any portion of the Financing Commitments that exceeds the sum of the outstanding Advances (after giving effect to any concurrent prepayment of Advances on such date). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than U.S.$~~2,000,000~~1,000,000.

(ii) Each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, during the period from (but excluding) the last day of the Non-Call Period to (and including) the last day of the Reinvestment Period, shall be accompanied by a premium equal to 1% of the principal amount of Financing Commitments so terminated or reduced, as applicable (unless a Non-Call Termination Date shall have occurred).

(b) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(c) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(d) The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

(e) The Bridge Commitments shall be irrevocably reduced to zero on the earlier to occur of (i) the Bridge Advance Due Date and (ii) the date on which the Bridge Advance is repaid. For the avoidance of doubt, no prepayment premium shall be payable in connection a reduction of the Financing Commitments pursuant to this Section 4.07(e).

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01. Appointment and Duties of the Portfolio Manager.

The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred

“Secured Party” pursuant hereto, as necessary or advisable in connection with the applicable Sale Agreement or which has been terminated;

(w) the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with its entering into and performing its obligations under this Agreement;

(x) there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except any such claims (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP or (y) that would reasonably be expected to result in a Material Adverse Effect;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any Lien (other than Permitted Liens) or restrictions on transferability with respect to such security interest;

(z) the Parent is not required to register as an investment company under the Investment Company Act of 1940, as amended and has elected to be treated as a business development company thereunder;

(aa) the Portfolio Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb) no ERISA Event described in clause (1) or (3) of the definition thereof has occurred and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event described in clause (2) of the definition thereof has occurred; ~~and~~

(cc) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock~~.~~; and

(dd) upon the making of the Bridge Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Bridge Advance Portfolio Investment acquired with the proceeds of the Bridge Advance, free and clear of any Lien (other than Permitted Liens) or restrictions on transferability with respect to such security interest.

SECTION 6.02. Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (g), (k), (o), (r), (gg), (hh) and (~~ii~~ll), the Portfolio Manager):

(a) shall at all times: (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records (other than tax returns and documents related thereto) and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person (without limiting the ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions; ~~and~~

(ii) shall acquire (by assignment or participation) an aggregate principal balance of the Bridge Advance Portfolio Investments at least equal to the aggregate principal amount of the Bridge Advances on the date of the Bridge Advance;

(jj) shall furnish to the Administrative Agent promptly upon request (but no later than fifteen (15) Business Days after such request), the identity of each Portfolio Investment that is a Partial Deferrable Obligation and the portion of interest payable under such Partial Deferrable Obligation that is actually being “paid in kind” rather than in cash (with such update to be substantially in the form of Schedule 8 and which may be delivered via email) and (y) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request with respect to any Partial Deferrable Obligation;

(kk) shall use all commercially reasonable efforts to elevate the Participation Interest granted under the Bridge Advance MPA to absolute assignments within the applicable then-current standard settlement timeframes set forth in LSTA guidelines; provided that the Company (or the Portfolio Manager on its behalf) will use commercially reasonable efforts to effect such elevation within 30 calendar days (unless the Bridge Advances shall have earlier been repaid in full and/or the Bridge Advance Portfolio Investment shall have earlier been redeemed in full); and

(ll) ~~(ii)~~ shall give notice in writing (which may be by electronic mail) to the Administrative Agent (with a copy to the Collateral Agent) promptly upon obtaining knowledge after due inquiry of (and in no event later than (x) in the case of any Default or Event of Default, one (1) Business Day and (y) in the case of any other circumstance listed below, three (3) Business Days after) the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default or Event of Default;

(3) any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) any Portfolio Investment becoming an Ineligible Investment.

For purposes of this Section 6.02(~~ii~~ll), the Company and the Portfolio Manager shall be deemed to have made due inquiry with respect to any matter under clause (5) above and any other determination relating to the characteristics of a Portfolio Investment or a change related thereto or to the obligor thereon so long as the Portfolio Manager has complied with its standard of care set forth in Section 5.01(a) with respect to the monitoring of Portfolio Investments.

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other formal, written communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related Underlying Instrument or rights thereunder (each, an “Amendment”) that relates to or includes a modification of a financial covenant or is otherwise (in the Portfolio Manager’s commercially reasonable judgment) material, or notifies in writing any obligor of any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal and interest, such failure continues for a period of two (2) Business Days following such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager or any Seller (collectively, the “Credit Risk Parties”) herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure);

(c) (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (cc), (hh) or (~~ii~~ll), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the Custodial Account, the Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the “Collateral Accounts”). The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.

Nothing herein shall require the Securities Intermediary to credit to any Collateral Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC). Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in loans may be acquired and delivered by the ~~Borrower~~Company to the Securities Intermediary or the Collateral Agent from time to time that are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Collateral Agent of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the ~~Borrower~~Company as assignee, (b) any such Loan Assignment Agreement (and the registration of the related loan on the books and records of the applicable obligor or bank agent) shall be registered in the name of the ~~Borrower~~Company and (c) any duty on the part of the Securities Intermediary or Collateral Agent with respect to such loan (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such loan for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Collateral Agent in the physical custody of any such Loan Assignment Agreement that may be delivered to it. It is acknowledged and agreed that neither the Collateral Agent nor the Securities Intermediary is under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the issuer’s title to any related loan.

(b) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. Income earned on such Eligible Investments shall be deposited into the Unfunded Exposure Account.

(c) Unfunded Exposure Account.

(i) Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f).

(ii) While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans, for deposit into the Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances; provided that any such prepayment does not cause the aggregate outstanding principal amount of the Advances to be less than the Minimum Funding Amount.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders ~~(~~, including, for the avoidance of doubt, Bridge Advances, (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) each Sale Agreement, any other Loan Document and all rights related to each such agreement, (4) the Second Amendment MPA and all rights related to such agreement, (5) the Bridge Advance MPA and all related rights to such agreement, (6) all other property of the Company and (~~5~~7) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i) Anti-Terrorism, Anti-Money Laundering. To help fight the funding of terrorism and money laundering activities, the Collateral Agent will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with U.S. Bank Trust Company, National Association. The Collateral Agent will ask for the name, address, tax identification number and other information that will allow the Collateral Agent to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Agent may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

(j) No Responsibility for the Term SOFR Rate. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any replacement date or transition date with respect to the Term SOFR Rate, (ii) to select, determine or designate any replacement to the Term SOFR Rate or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any adjustment or other modifier to any replacement or successor rate or index, or (iv) to determine whether or what changes, amendments or modifications, if any, are necessary or advisable in connection with any of the foregoing.

(k) None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate) and absence of a designated replacement to the Term SOFR Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Portfolio Manager, the ~~Borrower~~Company or the Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) Subject to the Priority of Payments, the Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties~~, including~~ (limited, in the case of legal counsel fees, to the fees, charges and disbursements of one firm of outside counsel for each ~~Agent and the Collateral Administrator, and such other local counsel as required for~~affiliated group among the Agents and the Collateral Administrator, ~~collectively,~~and one firm of local counsel for each applicable jurisdiction as required for such affiliated group among the Agents and the Collateral Administrator) in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders~~, including~~ (limited, in the case of legal counsel fees, to the fees, charges and disbursements of one firm of outside counsel for each ~~Agent~~affiliated group among the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary and ~~such other~~one firm of local counsel for each applicable jurisdiction as required for ~~all of them,~~such affiliated group among the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary) in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Subject to the Priority of Payments, the Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of one firm of outside counsel for each affiliated group of Indemnitees and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective rights (including, without limitation, the right to enforce the terms of this Agreement) and obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or

SCHEDULE 1

Transaction Schedule

1. Types of Financing	Available	Financing Limit

Advances (excluding the Bridge Advance)	Yes	Prior to a Commitment Increase Date or the Scheduled Financing Commitment Increase Date: U.S.$115,000,000; After a Commitment Increase Date or the Scheduled Financing Commitment Increase Date, if any, U.S.$115,000,000 plus, (i) subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$85,000,000) and (ii) the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$215,000,000 (in the aggregate).

The amount of the Bridge Commitment
Bridge Advances	~~yes~~Yes

2. Lenders	Financing Commitment

JPMorgan Chase Bank, National Association	Advances (excluding the Bridge Advance):

Prior to a Commitment Increase Date or the Scheduled Financing Commitment Increase Date: U.S.$115,000,000; After a Commitment Increase Date or the Scheduled Financing Commitment Increase Date, if any, U.S.$115,000,000 plus, (i) subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$85,000,000) and (ii) the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$215,000,000 (in the aggregate), in each case, as reduced from time to time pursuant to Section 4.07

Bridge Advance:

The amount of the Bridge Commitment

3. Scheduled Termination Date:	~~April~~August 29, ~~2026~~2027

4. Interest Rates

Applicable Margin for Advances:	With respect to interest based on the Benchmark, ~~2.80~~2.50% per annum (subject to increase in accordance with Section 3.01(b)). With respect to interest based on the Base Rate, ~~2.80~~2.50% per annum (subject to increase in accordance with Section 3.01(b)).

5. Account Numbers

Custodial Account:	198430-700

Collection Account:	198430-200

MV Cure Account:	198430-202

Unfunded Exposure Account:	198430-201

6. Market Value Trigger:	~~62.5~~67.5%

7. Market Value Cure Level:	~~55~~60.0%

8. Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices

The Company:	Great Lakes Portman Ridge	Attn: ~~Ted Gilpin~~Ryan Hunt
	Funding LLC	Telephone: (212) ~~891-5007~~796-1818
	c/o BC Partners Advisors LP	Email: ~~Ted~~Ryan.~~Gilpin~~Hunt @bcpartners.com
	650 Madison Avenue, ~~23rd~~3rd Floor	Attn: Patrick Schafer
	New York, New York 10022	Telephone: (212) 891-2890
Email: patrick.schafer@bcpartners.com

with a copy to (except with respect to any notice, consent, agreement, request, waiver or approval by the Administrative Agent which may expressly be provided via email pursuant to this Agreement other than by operation of Section 10.02)

Dechert LLP
	Three Bryant Park	Attn: Jay R. Alicandri
	1095 Avenue of the Americas	Telephone: (212) 698-3800
	New York, New York	Email: jay.alicandri@dechert.com
10036-6797

The Portfolio Manager:	Portman Ridge Finance	Attn: ~~Ted Gilpin~~Ryan Hunt
	Corporation	Telephone: (212) ~~891-5007~~796-1818
	c/o BC Partners Advisors LP	Email: ~~Ted~~Ryan.~~Gilpin~~Hunt @bcpartners.com
	650 Madison Avenue, ~~23rd~~3rd	Attn: Patrick Schafer
	Floor	Telephone: (212) 891-2890
	New York, New York 10022	Email: patrick.schafer@bcpartners.com

with a copy to (except with respect to any notice, consent, agreement, request, waiver or approval by the Administrative Agent which may expressly be provided via email pursuant to this Agreement other than by operation of Section 10.02)

Dechert LLP
	Three Bryant Park	Attn: Jay R. Alicandri
	1095 Avenue of the Americas	Telephone: (212) 698-3800
	New York, New York	Email: jay.alicandri@dechert.com
10036-6797

The Administrative Agent:	JPMorgan Chase Bank, National	Attention: Nicholas Rapak
	Association	Telephone: (302) 634-4961
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd.,
3rd Floor
Newark, Delaware 19713

with a copy to

	JPMorgan Chase Bank, National	Attention: James Greenfield
	Association	Telephone: 212-834-9340
	383 Madison Ave.	Email: james.r.greenfield@jpmorgan.com
	New York, New York 10179	With a copy to: de_custom_business@jpmorgan.com and
brian.m.larocca@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company,	Attention: Global Corporate Trust – Great
	National Association	Lakes Portman Ridge Funding LLC
	One Federal Street, 3rd Floor	Telephone: (617) 603-6408
	Boston, Massachusetts 02110	Email:
~~Great.Lakes.Portman.Ridge.Funding@usba nk.com~~william.murphy1@usbank.com

The Securities Intermediary:	U.S. Bank National Association	Attention: Global Corporate Trust – Great
	One Federal Street, 3rd Floor	Lakes Portman Ridge Funding LLC
	Boston, Massachusetts 02110	Telephone: (617) 603-6408
Email:
~~Great.Lakes.Portman.Ridge.Funding@usba nk.com~~william.murphy1@usbank.com

The Collateral Administrator:	U.S. Bank Trust Company,	Attention: Global Corporate Trust – Great
	National Association	Lakes Portman Ridge Funding LLC
	One Federal Street, 3rd Floor	Telephone: (617) 603-6408
	Boston, Massachusetts 02110	Email:
~~Great.Lakes.Portman.Ridge.Funding@usba nk.com~~william.murphy1@usbank.com

JPMCB:	JPMorgan Chase Bank, National	Attention: Nicholas Rapak
	Association	Telephone: (302) 634-4961
	c/o JPMorgan Services Inc.	Email: nicholas.rapak@jpmorgan.com
500 Stanton Christiana Rd.,
3rd Floor
Newark, Delaware 19713

with a copy to:

	JPMorgan Chase Bank, National	Attention: James Greenfield

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nicholas Rapak

Email: de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Michael Grogan

Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – Great Lakes Portman Ridge Funding LLC

Telephone: (617) 603-6408

Email: ~~Great.Lakes.Portman.Ridge.Funding@usbank.com~~william.murphy1@usbank.com

Financial Covenants
Security Identifier
Security Description
Quantity
Partial Deferrable Obligation (Y/N)

To the extent available, we have included herewith (1) the material Underlying Instruments (including , in the case of a Loan, the final credit agreement and collateral and security documents and, in the case of a Liquid Debt Security, the indenture or other issuance document) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements for the previous most recently ended eight fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable “proof of existence” details (if requested by the Administrative Agent), and (6) investment committee memo. The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

PORTMAN RIDGE FINANCE CORPORATION,
as Portfolio Manager

By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Loan or a Debt Security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than an Initial Portfolio Investment acquired by the Company pursuant to a Sale Agreement or a Second Amendment Participation acquired by the Company pursuant to the Second Amendment MPA), a Revolving Loan, a letter of credit or an interest therein, or a Mezzanine Obligation (other than a Liquid Debt Security, if applicable) (or, for the avoidance of doubt, any other unsecured obligation of an obligor).

2.	Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan.

3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.

4.	Such obligation is denominated and payable in U.S. dollars and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is issued by a company organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the Underlying Instruments for such obligation) in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in the related loan agreement or issuance document, but not to exceed five (5) days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement or issuance document (after giving effect to any grace and/or cure period set forth in the related loan agreement or issuance document, but not to exceed five (5) days) (a “Defaulted Obligation”).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11.

Such obligation provides for periodic payments of interest thereon solely in cash at least semi-annually (excluding any Partial Deferrable Obligation in respect of which interest is being paid in-kind in accordance with its terms).

12.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.	The Portfolio Investment has been Delivered to the Collateral Agent.

14.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the Underlying Instruments in respect of such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) with respect to any Portfolio Investment with respect to which the administrative agent is BC Partners LLP or any Affiliate thereof, the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event) an assignment agreement duly executed by the administrative agent (to the extent required to effect an assignment pursuant to such Underlying Instruments) in respect of such Portfolio Investment, naming the Administrative Agent as assignee not later than five (5) Business Days following the Settlement Date for such Portfolio Investment .

15.

Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment, (c) alter the pro rata allocation or sharing of payments or distributions required by any related Underlying Instruments in a manner adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations in a manner materially adverse to the Company, or (e) terminate or release any lien on a material portion on the collateral securing such Portfolio Investment in a manner materially adverse to the Company, in each case without the re-approval of such Portfolio Investment by the Administrative Agent in the manner set forth in Section 1.02 of the Agreement following receipt of a request therefor from the Portfolio Manager and subject to satisfaction of the conditions set forth in clauses (a)(1), (3) and (4) of Section 1.03 of the Agreement; provided that this clause 15 shall not be applicable for purposes of Section 1.03 of the Agreement in connection with the initial acquisition of such Portfolio Investment by the Company.

16.

If the Portfolio Investment contains a “payment in kind” provision for the payment of interest (any such Portfolio Investment, a “Partial Deferrable Obligation”), it shall provide a minimum cash spread equal to at least the greater of (1) the Benchmark plus 2.50% per annum or (2) the Benchmark plus 50% of the applicable per annum spread (calculated prior to giving effect to any step-up in spread upon election of the related obligor to pay interest in kind).

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

“Eligible Jurisdictions” means the United States and any State therein.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to (x) with respect to obligors (and their affiliates) of Senior Secured Loans, 5.0% of the Collateral Principal Amount and (y) with respect to obligors (and their affiliates) of Portfolio Investments that are not Senior Secured Loans, 4.0% of the Collateral Principal Amount; provided that Senior Secured Loans issued by three (3) obligors and their respective affiliates with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) exceeding $10,000,000 may each constitute up to an aggregate principal balance equal to 7.5% of the Collateral Principal Amount.

2.	Not less than ~~75~~85% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds.

3.	Not more than ~~25~~15% of the Collateral Principal Amount may consist of Second Lien Loans and Liquid Debt Securities that are not Senior Secured Loans.

4.

Following the Ramp-Up Period, not more than 5% of Portfolio Investments may consist of obligations issued by obligors with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) of less than $10,000,000 for such Portfolio Investment; provided that no more than 0% of Portfolio Investments may consist of obligations issued by obligors with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) of less than $5,000,000.

5.

Following the Ramp-Up Period, not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody’s Industry Classification. As used herein, “Moody’s Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if Moody’s publishes revised industry classifications.

6.	The Unfunded Exposure Amount shall not exceed 5% of the Collateral Principal Amount.

7.

Not more than 10.0% of the Collateral Principal Amount may consist of Partial Deferrable Obligations in respect of which the related obligor is paying interest in-kind as of any applicable date of determination; provided that Partial Deferrable Obligations that provide for periodic payments of interest thereon in cash at least semi-annually at a rate at least equal to the sum of (a) the reference rate applicable to such loan plus (b) 5.5% shall be excluded from the limitations set forth in this clause 7.

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SCHEDULE 7

Second Amendment Participations1

1 For the avoidance of doubt, the obligations set forth on this Schedule 7 hereto shall not constitute Portfolio Investments under this Agreement prior to the execution of the Second Amendment MPA and the satisfaction of all conditions precedent thereto, including without limitation, the delivery of the opinions of counsel required pursuant to the proviso to the definition of Second Amendment MPA

Issuer	Notional (U.S.$)
ACAP_TL_4/14/27	4,043,266.43
Accordion_DDTL_A_8/29/29	370,016.61
Accordion_DDTL_B_8/29/29	463,688.74
Accordion_TL_08/29/29	4,215,292.77
AIDC_Peak_TL_7/22/27	985,000.00
Ancile_TL_6/11/26	6,165,024.81
Anthem_TL_11/15/26	4,498,419.76
Appfire_TL_3/9/28	5,863,444.20
Beta+_TL_7/1/29	6,877,500.00
Bradshaw_1L_TL_10/21/27	493,340.16
BrightPet_TL_10/6/26	4,862,649.56
Bristol_DDTL_12/22/26	730,070.37
Bristol_DDTL_12/22/26_PIK	3,688.71
Bristol_TL_12/22/26	2,058,456.05
Centric_TL_8/6/29	3,688,962.89
ChristianBook_TL_9/27/27	3,782,292.62
CP_Flex_10th_TL_2024_PIK	23,595.12
CP_Flex_10th_TL_2024AmdPK	102,793.53
CP_Flex_10th_TL_9/30/24	2,227,997.15
CriticalNurse_TL_10/30/26	1,233,536.66
Datalink_TL_11/23/26	2,677,500.00
Dentive_DDTL_12/26/28	744,977.59
Dentive_TL_12/26/28	1,499,707.95
Dodge_TL_2/10/2029	1,470,000.00
Fla_Foods_1L_Inc_10/18/28	1,970,000.00
Fla_Foods_1L_TL10/18/2028	4,887,500.00
Help_Systems_TL2_11/19/26	1,964,102.56
Hollander_1TL_09/26	5,518,804.70
HW_Lochner_TL_7/2/27	2,917,500.00
Ivanti_LNDSK_TLB1_12/1/27	982,412.06
KegLogistics_TL_11/23/27	5,050,726.75
Lifescan_TL_12/31/26	2,272,962.92
MAG_Aero_TL_4/1/27	3,643,601.65
Netwrix_TL_06/09/29	2,307,741.13
OSM_TL_4/29/27	7,509,675.70
Spectrio_DDTL_12/09/26	2,914,655.51
Spectrio_TL_12/9/26	6,987,313.62
STG_Logistics_TLA_3/24/28	4,404,874.69
Symplr_TL_CovLite_11/27	1,661,609.80
WEG_AUG_21_DDTL_10/02/27	7,812,759.04

SCHEDULE 8

Partial Deferrable Obligations

Portfolio Investment	Payment In-Kind Interest Rate in Quarter ended [Insert immediately prior Quarter] (Y/N)	Coupon Rate (Cash / Payment In-Kind Interest)

1.

2.

3.

4.

5.

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – Great Lakes Portman Ridge Funding LLC

Telephone: (617) 603-6408

Email: ~~Great.Lakes.Portman.Ridge.Funding@usbank.com~~william.murphy1@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of December 18, 2019 (as amended, the “Agreement”), among Great Lakes Portman Ridge Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Portman Ridge Finance Corporation, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [     ].